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                                                               Exhibit (h)(1)(e)
                                    Exhibit 1

THIS REVISED EXHIBIT 1, dated as of December 23, 2003 is the Revised Exhibit 1 to the Transfer Agency and Services Agreement dated April 1, 1998, as amended, between PFPC Inc. and Forward Funds, Inc. (the "Fund"). The following is the list of the Fund's Portfolios that are subject to the Agreement:

                               LIST OF PORTFOLIOS


                      Forward Hoover Small Cap Equity Fund

                          Forward Hoover Mini-Cap Fund

                   Forward Uniplan Real Estate Investment Fund

                  Forward Hansberger International Growth Fund

                   Forward International Small Companies Fund

                             Sierra Club Stock Fund

                            Sierra Club Balanced Fund


FORWARD FUNDS, INC.                       PFPC INC.


By:    /s/ John P. McGowan                By:    /s/ James W. Pasman
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Title: COO                                Title: Senior Vice President
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